SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 19, 2003

(Date of earliest event reported)

POTLATCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5313	82-0156045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 W. Riverside Avenue, Suite 1100, Spokane WA,	99201
(Address of principal executive offices)	(Zip Code)

509-835-1500

(Registrant’s telephone number,

including area code)

Item 5. Other Events.

On December 19, 2003, Potlatch Corporation issued the following news release:

“Spokane, WA - Potlatch Corporation (NYSE:PCH) today announced the election of William L. Driscoll, 41, to Potlatch’s board of directors effective January 1, 2004.

Mr. Driscoll is Vice President of Strategic Accounts for PACCESS, a $300 million Portland, Oregon, based provider of paper and packaging solutions to paper mills, converters and global brands.

Prior to his current position, Mr. Driscoll served as Vice President, Global Packaging Solutions, for PACCESS from June 2001 to December 2002, and Managing Director, Asian Operations, from May 1998 to June 2001.

Mr. Driscoll served in a variety of positions with the Weyerhaeuser Company from 1990 to 1998, including Sales and Marketing Manager for a joint venture packaging plant between Weyerhaeuser and SCA in Shanghai, China, and three years as Sales and Marketing Manager for Weyerhaeuser’s bleached paperboard business.

Prior to Mr. Driscoll’s tenure with Weyerhaeuser Company, he served in the United States Marine Corps.

Mr. Driscoll holds an MA in Management, with a concentration in Finance and Accounting, from Kellogg School of Management at Northwestern University and a BA in Economics from Bates College.

Potlatch Corporation is an integrated forest products company with 1.5 million acres of timberland in Idaho, Minnesota and Arkansas. Products include lumber, panels, bleached pulp, paperboard and consumer tissue.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2003

POTLATCH CORPORATION

By:	/S/ MALCOLM A. RYERSE
Malcolm A. Ryerse
Corporate Secretary